Exhibit 99.1

NRx Pharmaceuticals (NASDAQ:NRXP) Appoints Michael Abrams as

Chief Financial Officer

●	Industry veteran with extensive experience in key areas of focus
●	Interim-CFO Richard Narido to focus on HOPE Therapeutics acquisition opportunities

WILMINGTON, DE., November 18, 2024 – NRx Pharmaceuticals, Inc. (Nasdaq: NRXP) (“NRx Pharmaceuticals”, the “Company”), a clinical-stage biopharmaceutical company, today announced it has appointed Michael Abrams as its permanent Chief Financial Officer. Mr. Abrams succeeds Interim-CFO Richard Narido, who will continue to support the Company’s financial function and other projects.

“We are delighted to welcome Mike to the NRx team. Mike's combination of public company CFO experience in the biotechnology sector, together with investment banking expertise is ideally suited to NRx’s needs as we aim to become a revenue generating, profitable biotechnology company," said Dr. Jonathan Javitt, Chairman, CEO and Chief Scientist of NRx Pharmaceuticals. “Additionally, we thank Rich for his outstanding service to the Company as our Interim-CFO and look forward to his ongoing contributions as HOPE Therapeutics continues to grow its business.”

Mr. Abrams commented “I'm delighted to join NRx at this critical juncture in the Company’s evolution. Evolving from a pre-revenue biotechnology company into a profitable enterprise is both a tremendous opportunity and challenge. I look forward to helping grow the Company with the NRx team.”

Michael Abrams is a senior finance professional with almost three decades of experience as an executive officer, investment banker, director and senior advisor, which includes serving as the Chief Financial Officer of Arch Therapeutics, RiseIT Solutions. and FitLife Brands. Mr. Abrams has deep experience across multiple functional areas including, but not limited to, financial operations, accounting, mergers and acquisitions, financial engineering, capital raising and shareholder communications. He earned his MBA with Honors from the University of Chicago Booth School of Business following his BBA with Honors from the University of Massachusetts at Amherst, where he was named a William F. Field alumni scholar.

About NRx Pharmaceuticals, Inc.

NRx Pharmaceuticals is a clinical-stage biopharmaceutical company developing therapeutics based on its NMDA platform for the treatment of central nervous system disorders, specifically suicidal bipolar depression, chronic pain, and PTSD. The Company is developing NRX-101, an FDA-designated investigational Breakthrough Therapy for suicidal treatment-resistant bipolar depression and chronic pain. NRx plans to file an NDA for Accelerated Approval for NRX-101 in patients with bipolar depression and suicidality or akathisia. NRX-101 additionally has potential to act as a non-opioid treatment for chronic pain, as well as a treatment for complicated UTI.

NRx has recently announced plans to submit a New Drug Application for NRX-100 (IV ketamine) for the treatment of suicidal depression, based on results of well-controlled clinical trials conducted under the auspices of the US National Institutes of Health and newly obtained data from French health authorities, licensed under a data sharing agreement. NRx was awarded Fast Track Designation for development of ketamine (NRX-100) by the US FDA as part of a protocol to treat patients with acute suicidality.

About HOPE Therapeutics, Inc.

HOPE Therapeutics, Inc. (www.hopetherapeutics.com) is a development stage healthcare delivery company developing a best-in-class network of precision psychiatry clinics that intends to offer ketamine transcranial magnetics stimulation (TMS) and other lifesaving therapies to patients with suicidal depression and related disorders, together with a digital therapeutic-enabled platform designed to augment and preserve the clinical benefit of NMDA-targeted drug therapy.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, among others, statements regarding the proposed public offering and the timing and the use of the proceeds from the offering. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy, liquidity, Hope Therapeutic’s ability to consummate the acquisitions of providers for its national network, the Company’s ability to raise adequate capital to fund the Hope Therapeutics acquisitions, and the Company’s ability to spin-off Hope Therapeutics. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Matthew Duffy

Chief Business Officer, NRx Pharmaceuticals

Co-Chief Executive Officer, HOPE Therapeutics, Inc.

mduffy@nrxpharma.com